SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2007

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Convergys Corporation (“Convergys”) entered into letter agreements dated August 21, 2007 with David F. Dougherty, its President and Chief Executive Officer, and Earl C. Shanks, its Chief Financial Officer, regarding their employment by Convergys. The new letter agreements replace the employment agreements previously in effect.

One of the primary changes made by the new letter agreements was the elimination of the automatically renewing term of the prior agreements. The new letter agreements contain a fixed term that ends on December 31, 2008 (subject to earlier termination by Convergys or by the executive).

The agreements provide that Mr. Dougherty and Mr. Shanks will continue to receive a base salary that is no less than their current base salary ($765,000 and $485,000, respectively) and will continue to participate in Convergys’ annual and long-term incentive plans and benefit plans. The new agreements eliminate guaranteed minimum levels of annual and long-term incentive compensation.

Consistent with the prior agreements, the new letter agreements provide for severance benefits upon a termination of employment under certain circumstances in an amount that varies based on whether or not the termination occurs in connection with a change in control. The provision in the prior agreements permitting the executive to “walk-away” for any reason within 90 days of a change in control has been eliminated. The new agreements, like the prior agreements, provide for a gross-up for any excise or related taxes that may be imposed under Code Section 280G. However, the new agreements provide that the executives will be entitled to the gross-up only if the benefits provided upon a change in control exceed, by more than 15%, the maximum amount payable without imposition of the 280G excise tax. If the 15% threshold is not exceeded, the benefits the executives receive upon a change in control are reduced.

The foregoing is a brief summary of certain terms and conditions of the new letter agreements with Mr. Dougherty and Mr. Shanks and is qualified in its entirety by reference to the full text of the letter agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein in their entirety.

At the time they entered into the letter agreements with Convergys, Mr. Dougherty and Mr. Shanks also entered into new Non-Disclosure and Non-Competition Agreements in the form filed herewith as Exhibit 10.3, which is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between Convergys Corporation and David F. Dougherty, dated August 21, 2007.

Exhibit 10.2	Employment Agreement between Convergys Corporation and Earl C. Shanks, dated August 21, 2007.

Exhibit 10.3	Form of Non-Disclosure and Non-Competition Agreement for Directors and Above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Earl C. Shanks
Earl C. Shanks Chief Financial Officer

Date: August 27, 2007